FINGERHUT COMPANIES, INC.
             PERFORMANCE ENHANCEMENT INVESTMENT PLAN


1.   Purpose of Plan.

          This Plan shall be known as the "FINGERHUT COMPANIES,

INC. PERFORMANCE ENHANCEMENT INVESTMENT PLAN" and is hereinafter referred to as the "Plan."  The purpose of the Plan is to aid in maintaining and developing personnel capable of ensuring the future success of Fingerhut Companies, Inc., a Minnesota

corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a

proprietary interest in the Company through the purchase of stock options as provided herein.  Options granted under this Plan shall be options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of

1986 (the "Code").

2.   Stock Subject to Plan.

          Subject to the provisions of Section 15 hereof, the

stock to be subject to options under the Plan shall be the

Company's authorized common stock, par value $0.01 per share (the

"Common Stock").  Subject to adjustment as provided in Section 15 hereof, a maximum of 1,500,000 shares of Common Stock shall be reserved for issuance upon exercise of options granted under the

Plan. If any options granted under the Plan expire, or for any reason are terminated or unexercised, such options shall again be available for grant hereunder during the term of the Plan.

3.   Administration of Plan.

          (a)  The Plan shall be administered by the Compensation

Committee of the Board of Directors (the "Committee").

          (b)  The Committee shall have plenary authority in its

discretion, but subject to the express provisions of the

Plan:  (i) to determine the purchase price to be paid for each option and units of options, (ii) to determine the purchase price of the shares of Common Stock covered by each option, (iii) to determine the employees and others to whom and the time or times at which such options shall be made available for purchase and the number of shares to be subject thereto, (iv) to determine the terms of exercise of each option, (v) to accelerate the time at which all or any part of an option vests and may be exercised,

(vi) to amend or modify the terms of any option with the consent of the optionee, (vii) to interpret the Plan, (viii) to

prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option agreement under the Plan (which agreements need not be identical), and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the authority of the Board of Directors under Section 16 hereof to amend or terminate the Plan.  The Committee's determinations on the foregoing matters, subject only to the delegation of

authority to the Committee by the Board of Directors of the

Company, shall be final and conclusive.

          (c)  The Committee may select one of its members as its

Chairman and shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by not less than a majority of its members.  Any decision or

determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.  The sale of an option by the Company to an optionee hereunder shall be effective only if a written agreement shall have been duly

executed and delivered by and on behalf of the Company upon the grant of such option, and the optionee elects to purchase such option by executing such agreement and pays to the Company the purchase price therefor in full in accordance with the terms of the Plan.  The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.   Eligibility.

          Options may only be offered under this Plan to any full

or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called

"subsidiaries"), and any consultants or independent contractors to the Company or one of its subsidiaries.  In determining the persons to whom options shall be offered and the number of shares of Common Stock covered by such options, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential

contributions to the success of the Company and such other

factors as the Committee in its discretion shall deem relevant.

A person who has been offered or has purchased options under this

Plan may be offered additional options under the Plan if the

Committee shall so determine.  Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5.   Purchase of Options.

          The Committee may grant options under the Plan from

time to time prior to June 1, 1996.  When the Committee elects to grant options to an employee or consultant (the "offeree"), the offeree shall have 30 days from the date of the offer (the "Offer

Date") to elect to purchase such options.  The Committee may in its discretion extend the time period within which the offeree must pay the purchase price for such options to the Company.  All options granted under the Plan shall be offered in units

consisting of four options with the respective vesting periods and exercise prices described in Section 6 below.  An offeree may elect to purchase less than all of the units of options offered,

but the offer to sell the units to the offeree shall lapse on the

31st day following the Offer Date as to any units that the

offeree has not elected to purchase. The units not purchased by an offeree shall again be available for grant hereunder.  The purchase price for units shall be established by the Committee on the Offer Date.

6.   Exercise Price.

          The exercise price for options comprising units sold

under the Plan shall be 110%, 120%, 130% and 140%, respectively,

of the fair market value of the Common Stock on the Offer Date.

For purposes of the preceding sentence and for all other

valuation purposes under the Plan, the "fair market value" of the

Common Stock shall be the last sale price of the Common Stock on the trading day preceding the Offer Date, or as otherwise

reasonably determined by the Committee.  If the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to determine the fair market value of the Common Stock, and such determination shall be final and conclusive.

7.   Vesting.

     Subject to the authority of the Committee to accelerate the vesting of options, 25% of all of the options within each unit sold shall vest and become exercisable on the first anniversary of the Offer Date, and thereafter, an additional 25% shall vest and become exercisable on the second, third and fourth

anniversary dates, respectively.

8.   Term.

          Each option and all rights and obligations thereunder

shall expire on the seventh anniversary of the Offer Date.

9.   Exercise of Option or Award.

          (a)  The Committee shall have full and complete

authority to provide for the acceleration of vesting and the exercise of options upon the occurrence of such events

(including, without limitation, changes of control of the

Company, changes of circumstances relating to the Plan or the participant, changes in securities or financial markets, or

otherwise) and at such times during the term of the options as the Committee may determine to be necessary or appropriate under the circumstances.

          (b)  The exercise of any option sold hereunder shall

only be effective at such time as the shares of Common Stock covered by such option will not violate any state or federal securities or other laws.

          (c)  An optionee electing to exercise an option shall

give written notice to the Company of such election and of the number of shares of Common Stock subject to such election.  The full purchase price of such shares shall be tendered with such notice of exercise.  Payment shall be made to the Company in cash

(including bank check, certified check, personal check, or money order), or, at the discretion of the Committee, (i) by delivering certificates for Common Stock already owned by the optionee

having a fair market value as of the date of exercise at least equal to the full purchase price of the shares, or (ii) by

delivering the optionee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Internal Revenue Code or any successor provisions thereto, or

(iii) a combination of cash, the optionee's promissory note and such shares.  The fair market value of any such tendered shares shall be determined as provided in Section 5 herein.  The

optionee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased.  Until such person has been issued the shares of Common Stock following

exercise and payment of the exercise price, he or she shall not possess any rights as a shareholder with respect to such shares.

10.  Return of Purchase Price.

     If any option expires unexercised, the offeree shall be

entitled to return of the purchase price paid therefor, but only if the fair market value of the Common Stock (determined in

accordance with Section 5) on the date of expiration exceeds the fair market value of the Common Stock on the Offer Date. If, on the date of expiration of an option, the fair market value of the

Common Stock is less than that on the Offer Date, then the

optionee shall be entitled to the return of only that portion of the purchase price applicable to such option as is equal to the percentage obtained by dividing the fair market value of the

Common Stock on the date of expiration by the fair market value on the Offer Date, after giving effect to such adjustments as the

Committee determines to be required to reflect payment of

dividends and other changes to the capital of the Company

occurring after the Offer Date.

11.  Additional Restrictions.

          The Committee shall have full and complete authority to

determine whether all or any part of the shares of Common Stock acquired upon exercise of any of the options sold under the Plan shall be subject to restrictions on transferability or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options.

12.  Non-Transferability.

          No option granted under the Plan shall be transferable

by an optionee otherwise than by will or the laws of descent or distribution.  Except as otherwise provided in an option

agreement, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

13.  Dilution or Other Adjustments.

          If there shall be any change in the Common Stock

through merger, consolidation, reorganization, recapitalization,

dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate

adjustments in the Plan and any outstanding options shall be made by the Committee.  In the event of any such changes, adjustments shall include, as appropriate, changes in the aggregate number of shares of Common Stock issuable upon exercise of the options, the price per share of Common Stock covered by outstanding options,

the exercise price of options, and such other adjustments as may be appropriate or required to prevent dilution or enlargement of option rights.

14.  Amendment or Discontinuance of Plan.

          The Board of Directors may amend or discontinue the

Plan at any time; provided, however, that without shareholder approval (except as provided in Section 15) no amendment of the

Plan shall  (i) increase the maximum number of shares of Common

Stock reserved for issuance under the Plan or (ii) extend the maximum term of options permitted under Section 8. No option granted under the Plan may be altered or impaired without the consent of the holder of the option.

15.  Time of Offer.

          Nothing contained in the Plan or in any resolution

adopted or to be adopted by the Board of Directors, the

Compensation Committee of the Board, or the shareholders of the

Company, and no action taken by the Committee or the Board of

Directors shall constitute the sale of an option hereunder, other than the election by an offeree to purchase units of options granted by the Committee hereunder and payment of the purchase price therefor.

16.  Effective Date and Termination of Plan.

          (a)  The Plan was approved by the Board of Directors on

March 12, 1993, and is subject to approval by the shareholders of the Company within twelve (12) months thereafter.

          (b)  Unless the Plan shall have been discontinued as

provided in Section 16 hereof, the Plan shall terminate March 12,

2003.  No option may be granted after such termination, but

termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.